UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 6, 2012

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2012 American Vanguard Corporation issued a press release announcing that it had appointed Ad de Jong to the position of Managing Director of its newly-formed, Netherlands-based subsidiary, AMVAC Netherlands BV (“AMVAC BV”).

In conjunction with that appointment, Mr. de Jong entered into an employment agreement dated July 1, 2012 with AMVAC BV, having a three year term under which Mr. de Jong is to receive a lump-sum signing bonus of approximately €80,000 and will be paid a gross salary of €20,833 per month. In addition, subject to the terms of a restricted stock agreement, Mr. de Jong was awarded 4,000 shares of restricted stock, which vest October 1, 2012 and 10,000 shares of restricted stock which vest in equal tranches on the first, second and third anniversaries of the award; these awards are subject to forfeiture in the event that recipient is not continuously employed through the vesting date.

In his role as Managing Director of AMVAC BV, Mr. de Jong will be responsible for managing sales, marketing, finance, registration and supply chain relating to all ex-US sales of the Company’s products. As such, he has been designated an executive officer by the registrant. Mr. de Jong has no family relationship with any person at the Company. Further, since the beginning of the registrant’s last fiscal year, Mr. de Jong has had no transaction with any person related to registrant. Over the past year-and-a-half, Mr. de Jong worked as a consultant and managing director of Albaugh Europe, an agrochemical company. For the 23 years prior to that, he served in roles of increasing responsibility at Chemtura Corporation, culminating with the position of Vice President Crop Protection for Europe/Middle East/Africa and Asia.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished under Items 5.02, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On July 6, 2012 American Vanguard Corporation issued a press release announcing that it has restructured its international sales and marketing function, including the formation of a new Netherlands-based subsidiary and the appointment of Ad de Jong as Managing Director of that subsidiary. That press release is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated July 6, 2012 of American Vanguard Corporation regarding the restructuring of the international marketing and sales function at the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: July 6, 2012	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated July 6, 2012 regarding the restructuring of its international sales and marketing function.